FOR IMMEDIATE RELEASE Mercury Systems Board of Directors implements equity retention plan Prioritizes retention and motivation of leaders in challenging industry environment ANDOVER, Mass. – Feb. 8, 2022 – Mercury Systems, Inc. (“Mercury” or the “Company”), (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced the implementation of an equity retention plan for certain Mercury employees whose continuing efforts are critical to the Company’s success. The plan is intended to recognize the recipients’ substantial contributions, to retain and motivate the recipients in the current challenging industry environment and labor market, and to reinforce the alignment of the recipients’ interests with the Company’s shareholders. Mercury’s Board of Directors approved the equity retention plan at the recommendation of the Company’s Human Capital and Compensation Committee, after consultation with its independent compensation consultant, on February 7, 2022. Employees participating in the equity retention plan will be granted their annual equity awards for fiscal 2023 on February 15, 2022, which is approximately six months earlier than the Company’s typical annual cycle for such grants. These awards are larger than those the employees would have otherwise received as part of their ordinary fiscal 2023 annual compensation. “Mercury is exceptionally well-positioned at the intersection of the high-tech and defense industries, and our Board and management team have great confidence in Mercury’s ability to deliver enhanced value to our stakeholders,” said William K. O’Brien, Chairman of Mercury’s Board of Directors. “After careful consideration of a range of retention options for our executive leadership team and over 100 additional leaders, the Board approved this plan as a key element in our ongoing efforts to build on Mercury’s strong foundation and drive the next phase of value creation at a greater scale. The Board believes that implementing this plan is in the best interests of all shareholders.” “One of our top priorities is to ensure that leaders across the organization are able to remain focused on advancing our strategy, including driving the 1MPACT program and other value-enhancing activities,” O’Brien continued. “The uncertainty created by the challenging industry environment and recent shareholder activity has also made the retention of critical employees even more important –

Mercury Systems Board of Directors implements equity retention plan, Page 2 50 Minuteman Road, Andover, Massachusetts 01810 USA | +1 (978) 256-1300 | www.mrcy.com | twitter: @MRCY especially in this difficult labor market. We are committed to ensuring that Mercury continues to be viewed as a destination employer of choice. These awards help us maintain that standard, and they align our leaders’ interests with those of our shareholders as we execute our strategic plan to deliver sustainable, long-term growth.” Further information regarding the Company’s equity retention plan can be found in the Current Report on Form 8-K filed by the Company this morning, which is available on the Company’s investor relations website at ir.mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit mrcy.com, or follow us on Twitter. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the equity awards discussed herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # CONTACT Robert McGrail, Director of Corporate Communications Mercury Systems Inc. +1 (978) 967-1366 | robert.mcgrail@mrcy.com Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.